Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 1, 2007, accompanying the combined financial statements of the Hyatt Summerfield Suites Hotel Partnerships included in the Current Report on Form 8-K/A Amendment No. 1 of Hersha Hospitality Trust filed on March 15, 2007. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-3. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ GRANT THORNTON LLP
Wichita, Kansas
April 12, 2007